AMENDMENT #4 TO PARTICIPATION AGREEMENT
                                 DATED AS OF MARCH 21,2000
                      (as amended and supplemented from time to time)


                                           AMONG

                  ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY,

                          INVESCO VARIABLE INVESTMENT FUNDS, INC.,

                                 INVESCO FUNDS GROUP, INC.,

                                            AND

                                 INVESCO DISTRIBUTORS, INC.

WHEREAS, Allmerica Financial Life Insurance and Annuity Company, INVESCO Variable Investment Funds, Inc. and INVESCO Distributors, Inc. entered into a Fund Participation Agreement on March 21,200O; and

WHEREAS, the parties desire to amend the Participation Agreement by mutual written consent;

NOW THEREFORE, the parties to hereby agree that Schedule A to the Participation Agreement is amended to read in its entirety as follows:

                                   SCHEDULE A

The following Separate Accounts and Associated Contracts of Allmerica Financial Life Insurance and annuity Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

CONTRACTS FUNDED BY SEPARATE ACCOUNT            NAME OF SEPARATE ACCOUNT
------------------------------------            ------------------------
Allmerica ExecAnuity Plus 91                    Separate Account VA-K

Allmerica ExecAnuity Plus 91                    Separate Account VA-K

Allmerica Advantage                             Separate Account VA-K

Allmerica Ultimate Advantage                    Separate Account VA-K

Allmerica Accumulator                           Separate Account VA-K

Fund Quest                                      Separate Account VA-K

Allmerica Value Generation ("Annuity Scout")    Separate Account VA-K

Select Reward                                   Select Separate Account

Select Resource                                 Select Separate Account

Select Charter                                  Select Separate Account

Select Secondary Markets                        Select Separate Account


All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of January 1, 2001.

                                    ALLMERICA FINANCIAL LIFE INSURANCE AND
                                    ANNUITY COMPANY

                                    By: /s/  Richard M. Reilly
                                        ----------------------
                                        Richard M. Reilly, President

                                    INVESCO VARIABLE INVESTMENT FUNDS, INC.

                                    By: /s/ Ronald L. Grooms
                                        --------------------
                                        Ronald L. Grooms, Treasurer

                                    INVESCO FUNDS GROUP, INC.

                                    By: /s/ Ronald L. Grooms
                                        --------------------
                                        Ronald L. Grooms, Senior Vice President

                                    INVESCO DISTRIBUTORS, INC.

                                    By: /s/ Ronald L. Grooms
                                        --------------------
                                        Ronald L. Grooms, Senior Vice President